Exhibit 99.1

Systemax Announces Chief Executive Officer Succession Plan

-Barry Litwin to Join as Chief Executive Officer on January 7, 2019-
-Larry Reinhold to Remain on Board of Directors-

PORT WASHINGTON, NY, October 8, 2018 - Systemax Inc. (NYSE:SYX) today announced a CEO succession plan under which Barry Litwin, a member of the Systemax Board of Directors and currently the Chief Executive Officer of Adorama, Inc., will join the Company as Chief Executive Officer on January 7, 2019. Larry Reinhold, President and Chief Executive Officer and a member of the Systemax Board of Directors, will step down from his management roles at the Company on that date and will assist Mr. Litwin in his transition to his new responsibilities over the next several months. Mr. Litwin and Mr. Reinhold will remain on the Board of Directors.

Richard Leeds, Executive Chairman, said, “Barry Litwin has been a valued member of our Board of Directors and during the past year we have seen firsthand his management abilities and expertise. We look forward to continuing to benefit from his acumen in sales growth and operational excellence, which will be critical in the continued execution of our ongoing business initiatives. Barry is already very familiar with the Company through his board membership and we expect the transition will be seamless.”

Barry Litwin said, “Systemax is well-positioned for its next stage of growth, as we build and execute a clear and differentiated strategy to provide customers with exceptional value. We will strive to enhance our leading end-to-end customer experience, our integrated digital and high-touch sales and service capability and, our position as a single source for premier branded and innovative products and services. I am excited to lead Systemax and our associates to the next level of growth.”

Mr. Leeds continued, “Larry has been with Systemax for nearly 12 years and ascended to the CEO role three years ago, and working closely with the Board, has successfully led the Company through numerous planned restructuring and business improvement initiatives. Larry has done an exceptional job leading the Company, and shareholder value has grown significantly through this process. With these initiatives complete, we determined with Larry that the time is right for him to move on to new challenges, and for us to further leverage the platform Larry helped us build.”

Larry Reinhold said, “With a singular focus on the MRO and industrial equipment market, Systemax is well positioned to capitalize on its future growth opportunities and this marks an ideal time for me to pursue other interests. I wish to thank all of our associates for their efforts and support over the years and look forward to working with Barry during the transition. I will remain a significant shareholder and I’m excited to continue to serve as a consultant and a Board member to the company.”

Barry Litwin has served as Chief Executive Officer of Adorama since 2015. His previous executive roles included overseeing the e-commerce businesses and digital strategy for Sears Holdings, Inc., Office Depot, and Newark Electronics, Inc., in addition to serving as an advisor to several early stage technology companies. Barry graduated from Indiana University with a BS degree, and an MBA in Operations from Loyola University, Quinlan School of Business in 1992.
About Systemax Inc.
Systemax Inc. (www.systemax.com), through its operating subsidiaries, is a provider of industrial products in North America, going to market through a system of branded e-Commerce websites and relationship marketers.  The Company’s primary brand is Global Industrial (www.globalindustrial.com).

Forward-Looking Statements
This press release contains forward looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).  Additional written or oral forward looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise.  Statements contained in this press release that are not historical facts are forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and are based on management's estimates, assumptions and projections and are not guarantees of future performance.  The Company assumes no obligation to update these statements. Forward looking statements may include, but are not limited to, projections or estimates of revenue, income or loss, exit costs, cash flow needs and capital expenditures, statements regarding future operations, expansion or restructuring plans, including our exit from and winding down of our sold NATG operations, financing needs, compliance with financial covenants in loan agreements, plans relating to products or services of the Company, assessments of materiality, predictions of future events and the effects of pending and possible litigation, as well as assumptions relating to the foregoing. In addition, when used in this release, the words "anticipates," "believes," "estimates," "expects," "intends," and "plans" and variations thereof and similar expressions are intended to identify forward looking statements.
Other factors that may affect our future results of operations and financial condition include, but are not limited to, unanticipated developments in any one or more of the following areas, as well as other factors which may be detailed from time to time in our Securities and Exchange Commission filings: risks involved with e-commerce, including possible loss of business and customer dissatisfaction if outages or other computer-related problems should preclude customer access to our products and services; the Company's management information systems and other technology platforms supporting our sales, procurement and other operations are critical to our operations and disruptions or delays have occurred and could occur in the future, and if not timely addressed would have a material adverse effect on us; we could suffer a data security breach due to our e-commerce and data storage systems being hacked by those seeking to steal Company information, vendor, employee or customer personal information, or due to employee error, resulting in disruption to our operations, loss of information and privacy, legal claims and adverse material impact on our reputation and business; meeting credit card industry compliance standards in order to maintain our ability to accept credit cards; technological change has had and can continue to have a material effect on our product mix and results of operations; general economic conditions will continue to impact our business; extreme weather conditions could disrupt our product supply chain and our ability to ship or receive products, which would adversely impact sales; our international operations are subject to risks such as fluctuations in currency rates and foreign regulatory requirements, and our operations are subject to the impact of newly enacted US and foreign tariffs, and political uncertainty; and managing various inventory risks, such as being unable to profitably resell excess or obsolete inventory and/or the loss of product return rights and price protection from our vendors.
Investor/Media Contacts:
Mike Smargiassi
The Plunkett Group
212-739-6729
mike@theplunkettgroup.com
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